BY-LAW NUMBER 1

A by-law relating generally to the transaction of the business and affairs of Yamana Resources Inc.

CONTENTS

BY-LAW 1

ARTICLE ONE

INTERPRETATION

1.01. **Definitions**: In this by-law and all other by-laws of the Corporation, unless the context otherwise requires:

(a) "Act" means the Canada Business Corporations Act or its successor, as amended from time to time;

(b) "Corporation" means Yamana Resources Inc. and its successors;

(c) "holiday" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) or its successor, as amended from time to time;

(d) "person" includes an individual, body corporate, sole proprietorship, partnership or syndicate, an unincorporated association or organization, a joint venture, trust or employee benefit plan, a government or any agency or political subdivision thereof, and a person acting as trustee, executor, administrator or other legal representative;

(e) "recorded address" means, with respect to a single shareholder, the address of such shareholder most recently recorded in the securities register of the Corporation; with respect to joint shareholders, the first address appearing in the securities register of the Corporation in respect of their joint holding; and, with respect to any other person, but subject to the Act, the address of such person most recently recorded in the records of the Corporation or otherwise known to the Secretary of the Corporation;

(f) subject to the foregoing, words and expressions that are defined in the Act have the same meanings when used in the by-laws of the Corporation as in the Act; and

(g) words importing the singular include the plural and vice-versa, words importing any gender include the masculine, feminine and neuter genders, and headings contained in the by-laws of the Corporation are for convenience of reference only and shall not affect the interpretation of the by-laws of the Corporation.

ARTICLE TWO

MEETINGS OF SHAREHOLDERS

2.01. **Annual Meeting**: The annual meeting of the shareholders of the Corporation shall be held on such day and at such time as the board may, subject to the Act, determine from time to time, for the purpose of transacting such business as is properly brought before the meeting.

2.02. **Special Meeting**: From time to time the board may call a special meeting of the shareholders of the Corporation to be held on such day and at such time as the board may determine. Any special meeting of the shareholders of the Corporation may be combined with an annual meeting.

2.03. **Place of Meetings**: Meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate, or such other place within Canada as the board may determine from time to time.

2.04. **Record Date**: The board by resolution may fix in advance a record date, preceding the date of any meeting of the shareholders of the Corporation by not more than 50 days nor less than 21 days, for the determination of shareholders entitled to notice of the meeting, and where no such record date for notice is fixed by the board, the record date for notice shall be the close of business on the day immediately preceding the day on which notice is given. Notice of any such record date fixed by the board shall be given in the manner required by the Act.

2.05. **Notice**: Notice in writing of the time and place of, and purpose for holding, each meeting of the shareholders of the Corporation shall be sent not less than 21 days nor more than 50 days before the date on which the meeting is to be held, to each director, the auditor of the Corporation and each person who on the record date for notice appears in the securities register of the Corporation as the holder of one or more shares carrying the right to vote at the meeting or as the holder of one or more shares the holders of which are otherwise entitled to receive notice of the meeting. Notice of a meeting of shareholders of the Corporation shall state or be accompanied by the text of any special resolution or by-law to be submitted to the meeting and a statement in accordance with the Act of the nature of all special business to be transacted at the meeting. If two or more persons are registered as joint shareholders of any share, notice to one of such persons shall be sufficient notice to all of them. Reference is made to sections 7.06 to 7.12 of this by-law.

2.06. **Proxy and Management Information Circular**: The Secretary or any other officer of the Corporation shall, concurrently with sending notice of a meeting of the shareholders of the Corporation, (i) send a form of proxy and management information circular in accordance with the Act to each shareholder who is entitled to receive notice of, and is entitled to vote at, the meeting, (ii) send such management information circular to any other shareholder of the Corporation who is entitled to receive notice of the meeting, to any director who is not a shareholder entitled to attend thereto and to the auditor of the Corporation, and (iii) file with the

Director appointed under the Act and any regulatory or other agencies entitled thereto, a copy of all documents sent in connection with the meeting.

2.07. **Financial Statements**: Not less than 21 days before each annual meeting of the shareholders of the Corporation, the Secretary or any other officer of the Corporation shall send to each shareholder of the Corporation, a copy of the annual financial statements of the Corporation and the report of the auditor thereon.

2.08. **Persons Entitled to be Present**: The only persons entitled to attend a meeting of the shareholders of the Corporation shall be those persons entitled to notice thereof, those entitled to vote thereat and others who although not entitled to notice are entitled or required under any provision of the Act or the by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

2.09. **Chairman, Secretary and Scrutineer**: The Chairman of the board (or when the Corporation has two or more Co-Chairmen, any one of such individuals), or in his or her absence, the Vice-Chairman of the board, or in his or her absence, the President, or in the absence of all of them, a person designated by the board shall be chairman of any meeting of the shareholders of the Corporation. If no such person is present within 15 minutes after the time appointed for the holding of the meeting, the persons present and entitled to vote thereat shall choose one of their number to be chairman. The Secretary of the Corporation shall act as the secretary of the meeting. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders of the Corporation, may be appointed by the chairman or by a resolution of the shareholders.

2.10. **Quorum**: The quorum for the transaction of business at any meeting of the shareholders of the Corporation shall be two persons present at the opening of the meeting who are entitled to vote thereat either as shareholders or proxyholders. If a quorum is not present within such reasonable time after the time appointed for the holding of the meeting as the persons present and entitled to vote thereat may determine, such persons may adjourn the meeting to a fixed time and place but may not transact any other business.

2.11. **Persons Entitled to Vote**: Without prejudice to any other right to vote, every shareholder recorded on the shareholder list prepared for a meeting of the shareholders of the Corporation in accordance with the Act is entitled, at the meeting to which the list relates, to vote the shares shown on such list with respect to such shareholder, except to the extent that the shareholder has transferred ownership of any such shares after the record date for notice of the meeting and the transferee establishes that he or she owns the shares and requests not later than ten days before the meeting that his name be included in the list, in which case the transferee is entitled to vote such shares at the meeting. However, where two or more persons hold the same shares jointly, any one of them may in the absence of the others vote in respect of such shares but, if more than one of such persons are present or represented and vote, they shall vote together as one on the shares jointly held by them or not at all.

2.12. **Proxies**: Shareholders of the Corporation shall be entitled to vote in person or, if a corporation, by a representative duly authorized by a resolution of the directors or other governing body of such corporation. Every shareholder of the Corporation, including a shareholder that is a body corporate, entitled to vote at a meeting of the shareholders of the Corporation may by means of a proxy appoint a proxyholder or alternate proxyholders, who need not be shareholders, as his or her nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy.

Signatures to instruments of proxy need not be witnessed and may be printed, lithographed or otherwise reproduced thereon. The chairman of the meeting shall determine the authenticity of all signatures.

The board by resolution may also permit particulars of instruments of proxy for use at or in connection with any such meeting and, if so determined by the board of directors, any adjournment thereof, to be telecopied, telegraphed, telexed or cabled to the Secretary of the Corporation or such other agent as the board may from time to time determine prior to any such meeting, and, in such event, such instruments of proxy, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted.

The chairman of any meeting of the shareholders of the Corporation may also in his or her discretion, unless otherwise determined by resolution of the board, accept telecopied, telegraphic, telex or cable communication as to the authority of anyone claiming to vote on behalf of or to represent a shareholder of the Corporation notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation and any votes cast in accordance with such telecopied, telegraphic, telex or cable communication accepted by the chairman of the meeting shall be valid and shall be counted.

A proxy may be signed and delivered in blank and filled in afterwards by a Chairman of the board, the President, the Secretary or an Assistant-Secretary of the Corporation.

It shall not be necessary to insert in the proxy the number of shares owned by the appointor.

The board may, at the Corporation's expense, send out forms of proxy in which certain directors or officers are named, which may be accompanied by stamped envelopes for the return of the forms, even if the directors so named vote the proxies in favour of their own election as directors.

The board may specify in the notice calling a meeting of shareholders a time, not exceeding 48 hours (excluding holidays) preceding the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or its agent. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the Secretary of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting.

A proxy ceases to be valid one year from its date.

2.13. **Voting**: At each meeting of the shareholders of the Corporation every question proposed for consideration by the shareholders of the Corporation shall be decided by a majority of the votes duly cast thereon, unless otherwise required by the articles or bylaws of the Corporation or by law. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote. Every question submitted to any meeting of the shareholders of the Corporation may be decided either by a show of hands or by ballot.

2.14. **Show of Hands**: At each meeting of the shareholders of the Corporation voting shall be by show of hands unless a ballot is required or demanded as hereinafter provided. Upon a show of hands every person present and entitled to vote on the show of hands shall have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot thereon be so required or demanded and such requirement or demand is not withdrawn, a declaration by the chairman of the meeting that the vote upon the question was carried or carried by a particular majority or not carried or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the result of the vote without proof of the number or percentage of votes cast for or against.

2.15. **Ballots**: On any question proposed for consideration at a meeting of the shareholders of the Corporation, a ballot may be required by the chairman of the meeting or demanded by any person present and entitled to vote, either before any vote by show of hands or thereafter and prior to the declaration of the result of the vote by show of hands by the chairman of the meeting. If a ballot is so required or demanded and such requirement or demand is not withdrawn, a poll upon the question shall be taken in such manner as the chairman of the meeting shall direct. Upon a ballot each person present shall be entitled to the number of votes specified in the articles in respect of each share which such person is entitled to vote at the meeting on the question.

2.16. **Procedure at Meetings**: The chairman of any meeting of the shareholders of the Corporation shall determine the procedure thereat in all respects and the decision of the chairman on all matters or things including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy or ballot, shall be conclusive and binding upon the shareholders of the Corporation, except as otherwise provided in the by-laws of the Corporation.

A meeting of the shareholders of the Corporation may be adjourned only upon the affirmative vote of a majority of the votes cast in respect of shares present or represented in person or by proxy at the meeting. Any business may be brought before or dealt with at any adjourned meeting which may have been brought up or dealt with at the original meeting.

ARTICLE THREE

DIRECTORS

3.01. **Powers of the Board of Directors**: The board of directors of the Corporation shall manage the business and affairs of the Corporation.

3.02. **Qualifications**: A majority of the directors of the Corporation shall be resident Canadians, at least two of the directors shall not be officers or employees of the Corporation or of any affiliate of the Corporation, and no person may be a director of the Corporation who is disqualified under the Act.

3.03. **Number and Quorum of Directors**: The number of directors of the Corporation shall be the number from time to time fixed by the articles, or the number from time to time determined within the range provided for in the articles by resolution of the directors or shareholders of the Corporation. The number of directors of the Corporation from time to time required to constitute a quorum for the transaction of business at a meeting of the board shall be 40% of the number of directors so fixed or determined at that time (or, if that is a fraction, the next larger whole number of directors). Reference is made to section 3.09 of this by-law.

3.04. **Election and Term**: Directors of the Corporation shall be elected to hold office for a term or terms, respectively, expiring at the close of the first, second or third annual meeting of shareholders following their election or when their successors are duly elected.

3.05. **Vacancies**: Notwithstanding vacancies but subject to the Act, the remaining directors of the Corporation may exercise all the powers of the board as long as a quorum of the board remains in office. Vacancies in the board may be filled in accordance with the Act.

3.06. **Calling Meetings**: Meetings of the board shall be held from time to time at such places within or outside Canada (or by such communication facilities as are permitted by the Act) on such days and at such times as any two directors or the Chief Executive Officer or the President or any Vice-President who is a director or any other officer designated by the board may determine. In any financial year of the Corporation a majority of the meetings of the board may be held within or outside Canada.

3.07. **Notice**: Notice of the time and of the place or manner of participation for every meeting of the board shall be sent to each director not less than 24 hours (excluding holidays) before the time of the meeting. Reference is made to sections 7.07 to 7.12 of this by-law.

3.08. **First Meeting of New Board**: Each newly constituted board may hold its first meeting without notice on the same day as the meeting of the shareholders of the Corporation at which directors of the Corporation are elected.

3.09. **Canadian Majority**: No business, other than the filling of a vacancy on the board, shall be transacted at a meeting of the board unless a majority of the directors present are resident Canadians, except where a resident Canadian director who is unable to be present approves in

writing or by telephone or other communication facilities the business transacted at the meeting and a majority of resident Canadian directors would have been present had that director been present at the meeting.

3.10. **Chairman**: A Chairman of the board, or in his or her absence, a Vice-Chairman, or in his or her absence, the President, or in the absence of all of them, a director designated by the board, or in his or her absence, a director designated by the meeting shall be chairman of any meeting of the board.

3.11. **Voting**: At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

3.12. **Signed Resolutions**: When there is a quorum of directors of the Corporation in office, a resolution in writing signed by all of the directors of the Corporation entitled to vote thereon at a meeting of the board or any committee thereof is as valid as if passed at such meeting. Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

3.13. **Meetings by Telephone**: If all of the directors of the Corporation consent (such consent may be given at any time), a director of the Corporation may participate in a meeting of the directors of the Corporation or committee thereof by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other, and such director shall be deemed to be present at the meeting.

3.14. **Remuneration**: Directors of the Corporation may be paid such remuneration for acting as directors and such amounts in respect of their out-of-pocket expenses incurred in performing their duties as the board may determine from time to time. Any remuneration or expenses so payable shall be in addition to any other amount payable to any director acting in another capacity.

3.15. **Committees**: The board, from time to time, may appoint other committees of directors including an executive committee, a majority of which shall be resident Canadians. The composition of each committee shall meet the requirements of the Act. Each committee shall have those powers and duties lawfully delegated to it by the board or provided by the Act. Unless otherwise determined by the board, each committee may fix its quorum, elect its chairman and adopt rules to regulate its procedure. Subject to the foregoing, the procedure of each committee shall be governed by the provisions of this by-law which govern proceedings of the board so far as the same can apply, except that a meeting of a committee may be called by any member thereof (or by the auditor, in the case of the audit committee), notice of any such meeting shall be given to each member of the committee (or each member and the auditor, in the case of the audit committee) and the meeting shall be chaired by the chairman of the committee or, in his or her absence, some other member of the committee. The Secretary of the Corporation shall be the secretary of each committee. Each committee shall keep records of its proceedings and transactions and shall report all such proceedings and transactions to the board in a timely manner. The board shall appoint an audit committee of not less than three

directors of the Corporation, a majority of whom are not officers or employees of the Corporation or any of its affiliates.

ARTICLE FOUR

OFFICERS AND EMPLOYEES

4.01. **Appointment of Officers**: From time to time the board may appoint a Chairman or Co-Chairmen of the board, one or more Vice-Chairmen of the board, a President, one or more Executive Vice-Presidents, one or more Senior Vice-Presidents, one or more Vice-Presidents, a Treasurer, a Secretary, a Controller and such other officers as the board may determine, including one or more assistants to any of the officers so appointed, may designate one officer as Chief Executive Officer of the Corporation and one officer as Chief Financial Officer of the Corporation and may revoke any such designation. One person may hold more than one office. Except for the Chairman or Co-Chairman of the board and any Vice-Chairman of the board, the officers so appointed need not be directors of the Corporations.

4.02. **Appointment of Non-Officers**: The board may also appoint other persons to serve the Corporation in such other positions and with such titles, powers and duties as the board may determine from time to time.

4.03. **Terms of Employment or Service**: The board may settle from time to time the terms of employment or service of the officers and any other persons appointed by it and may remove at its pleasure any such person without prejudice to his or her rights, if any, to compensation under any employment or service contract.

4.04. **Powers and Duties of Officers**: The board may from time to time specify the duties of each officer, delegate to him or her powers to manage any business or affairs of the Corporation (including the power to sub-delegate any such duties and powers), all insofar as are not prohibited by the Act. To the extent not otherwise so specified or delegated, and subject to the Act, the duties and powers of the officers of the Corporation shall be those usually pertaining to their respective offices.

4.05. **Incentive Plans**: For the purposes of enabling key officers and employees of the Corporation and its affiliates to participate in the growth of the Corporation and of providing effective incentive to such officers and employees, the board may establish such plans (including stock option plans, stock purchase plans and stock bonus plans) and make such rules and regulations with respect thereto, and such changes in such plans, rules and regulations, as the board may deem advisable from time to time. From time to time the board may designate the key officers and employees entitled to participate in any such plan. For the purposes of any such plan the Corporation may provide such financial assistance by means of loan, guarantee or otherwise to key officers and employees as is permitted by the Act.

ARTICLE FIVE

CONDUCT OF DIRECTORS AND OFFICERS AND INDEMNITY

5.01. **Standard of Care**: Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

5.02. **Disclosure of Interest**: A director or officer of the Corporation who now or in future is a party to, or is a director or officer of, or has a material interest in, another person who is a party to, any existing or proposed material contract or transaction with the Corporation shall, in accordance with the Act, disclose in writing to the Corporation or request to have entered in the minutes of meetings of the board the nature and extent of his or her interest. Except as permitted by the Act, a director of the Corporation so interested shall not vote on any motion to approve such contract or transaction. A general notice to the board by a director or officer of the Corporation that he or she is a director or officer of, or has a material interest in, a person and is to be regarded as interested in any contract made or transaction entered into with that person is a sufficient disclosure of interest in relation to any contract or transaction so made or entered into.

5.03. **Indemnity**: Every person who at any time is or has been a director or officer of the Corporation or who at any time acts or has acted at the request of the Corporation as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of every such person, shall at all times be indemnified by the Corporation in every circumstance where the Act so permits or requires. In addition and without prejudice to the foregoing, and subject to the limitations in the Act regarding indemnities in respect of derivative actions, every person who at any time is or has been a director or officer of the Corporation or properly incurs or has properly incurred any liability on behalf of the Corporation or who at any time acts or has acted at the request of the Corporation (in respect of the Corporation or any other person), and the heirs and legal representatives of such person, shall at all times be indemnified by the Corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by such person in respect of, or in connection with, any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, under way or completed) to which such person is or may be made a party or in which such person is or may become otherwise involved by reason of being or having been such a director or officer or by reason of so incurring or having so incurred such liability or by reason of so acting or having so acted (or by reason of anything alleged to have been done, omitted or acquiesced in by such person in any such capacity or otherwise in respect of any of the foregoing), and all appeals therefrom, if:

(a) such person acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing his or her conduct was lawful.

Nothing in this section shall affect any other right to indemnity to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) of this section or any corresponding condition in the Act. From time to time the board may determine that this section shall also apply to the employees of the Corporation who are not directors or officers of the Corporation or to any particular one or more or class of such employees, either generally or in respect of a particular occurrence or class of occurrences and either prospectively or retroactively (to any date not earlier than the date of this by-law). From time to time thereafter the board may also revoke, limit or vary the continued application of this section.

5.04. **Limitation of Liability**: So long as such person acts honestly and in good faith with a view to the best interests of the Corporation, no person referred to in section 5.03 of this by-law (including, to the extent it is then applicable to them, any employees referred to therein) shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation, except where so required by the Act.

5.05. **Insurance**: Subject to the Act, the Corporation may purchase liability insurance for the benefit of any person referred to in section 5.03 of this by-law.

ARTICLE SIX

BORROWING POWERS

6.01. **Borrowing Powers**: Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles, the board may, without authorization of the shareholders,

(a) borrow money upon the credit of the Corporation;

(b) issue, reissue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

6.02. **Delegation of Powers:** Subject to the Act, the board may by resolution delegate any or all of the powers referred to in section 6.01 of this by-law to a director, a committee of directors or an officer of the Corporation.

ARTICLE SEVEN

MISCELLANEOUS

7.01. **Execution of Documents:** Any contracts or documents to be executed by the Corporation may be signed by any two of the Chairman or Co-Chairmen of the board, a Vice-Chairman of the board, the President, an Executive Vice-President, a Senior Vice-President, a Vice-President, the Secretary, the Treasurer or the Controller or by any one of the foregoing persons and a director, an Assistant Secretary, an Assistant Treasurer or an Assistant Controller. In addition, the board may from time to time indicate who may or shall sign any particular contract or document or class of contracts or documents. Any officer of the Corporation may affix the corporate seal to any contract or document and may certify a copy of any resolution or of any by-law or contract or document of the Corporation to be a true copy thereof. Subject to the Act, and if authorized by the board, the corporate seal of the Corporation and the signature of any signing officer may be mechanically or electronically reproduced upon any contracts or documents of the Corporation. Any such facsimile signature shall bind the Corporation notwithstanding that any signing officer whose signature is so reproduced may have ceased to hold office at the date of delivery or issue of such contracts or documents.

7.02. **Share Certificates:** Every shareholder of the Corporation is entitled at his or her option to a share certificate that complies with the Act and states the number, class and series designation, if any, of the shares of the Corporation held by him or her as appears on the securities register of the Corporation. However, the Corporation is not bound to issue more than one share certificate or acknowledgement in respect of shares held jointly by several persons, and delivery of such certificate or acknowledgement to one of such persons is sufficient delivery to all of them. Share certificates and acknowledgements shall be in such forms as the board by resolution shall approve from time to time and, unless otherwise ordered by the board, shall be signed in accordance with section 7.01 of this by-law and need not be under corporate seal. However, certificates representing shares in respect of which a transfer agent has been appointed shall be signed manually or by facsimile signature by or on behalf of such transfer agent and other share certificates and acknowledgements shall be signed manually by at least one signing officer of the Corporation. Share certificates executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

7.03. **Replacement of Share Certificates:** The Secretary of the Corporation may prescribe either generally or in a particular case reasonable conditions, in addition to those provided in the Act, upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced.

7.04. **Registration of Transfer**: No transfer of shares need be recorded in the register of transfers except upon presentation of the share certificate representing such shares endorsed by the appropriate person in accordance with the Act, together with reasonable assurance that the endorsement is genuine and effective, and upon compliance with all other conditions set out in the Act.

7.05. **Dividends**: Subject to the Act and the articles of the Corporation, the board may from time to time declare dividends payable to the shareholders of the Corporation, according to their respective rights and interests in the Corporation. A dividend payable to any shareholder of the Corporation, in money may be paid by cheque payable to the order of the shareholder and shall be mailed to the shareholder by prepaid mail addressed to him or her at his or her recorded address unless he or she directs otherwise. In the case of joint holders the cheque shall be made payable to the order of all of them, unless such joint holders direct otherwise in writing. The mailing of a cheque as aforesaid, unless it is not paid on due presentation, shall discharge the liability of the Corporation for the dividend to the extent of the amount of the cheque plus the amount of any tax thereon which the Corporation has properly withheld. If any dividend cheque sent is not received by the payee thereof, the Corporation shall issue to such person a replacement cheque for a like amount on such reasonable terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Secretary of the Corporation may require.

7.06. **Dealings with Registered Shareholder**: Subject to the Act, the Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share and otherwise to exercise all of the rights and powers of a holder of the share. The Corporation may, however, treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his, her or its authority to exercise the rights relating to a share of the Corporation.

7.07. **Notices to Shareholders, Directors**: Any notice or document required or permitted to be sent by the Corporation to a shareholder or director of the Corporation may be mailed by prepaid mail in a sealed or unsealed wrapper addressed to, or may be delivered personally to, such person at his or her last recorded address or may be sent by any means of prepaid transmission or recorded communication or by any other means permitted under the Act. If so mailed, the notice or document shall be deemed to have been received by the addressee on the third day after mailing. If notices or documents so mailed to a shareholder of the Corporation are returned on three consecutive occasions because such shareholder cannot be found, the Corporation need not send any further notices or documents to such shareholder until such shareholder informs the Corporation in writing of his or her new address. If the address of any shareholder of the Corporation does not appear in the records of the Corporation, then any notice or document may be mailed to such address as the person sending the notice or document may consider to be the most likely to reach promptly such shareholder.

7.08. **Notices to Others**: Any notice or document required or permitted to be sent by the Corporation to any other person may be (i) delivered personally to such person, (ii) addressed

to such person and delivered to the recorded address of such person, (iii) mailed by prepaid mail in a sealed or unsealed envelope addressed to such person at the recorded address of such person or (iv) addressed to such person and sent to the recorded address of such person by telecopier, telegram, telex, cable or any other means of legible communication then in business use in Canada. A notice or document so mailed or sent shall be deemed to have been received by the addressee when deposited in a post office or public letter box (if mailed) or when transmitted by the Corporation on its equipment or delivered to the appropriate communication agency or its representative for dispatch, as the case may be (if sent by telecopier, telegram, cable, telex or other means of legible communication).

7.09. **Changes in Recorded Address:** The Secretary of the Corporation may change the recorded address of any person in accordance with any information the Secretary believes to be reliable.

7.10. **Computation of Days:** In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

7.11. **Omissions and Errors:** The accidental omission to give any notice to any person, or the non-receipt of any notice by any person, or any immaterial error in any notice shall not invalidate any proceeding or action taken at any meeting held pursuant to such notice or otherwise founded thereon.

7.12. **Waiver of Notice:** Any person entitled to attend a meeting of the shareholders or directors of the Corporation or a committee thereof may in any manner and at any time waive notice thereof, and attendance of any shareholder of the Corporation or the proxyholder or authorized representative of such shareholder or of any other person at any meeting is a waiver of notice thereof by such shareholder or other person except where the attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. In addition, where any notice or document is required to be given under the articles or by-laws of the Corporation or the Act, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Any meeting may be held without notice or on shorter notice than that provided for in the by-laws of the Corporation if all persons not receiving the notice to which such persons are entitled waive notice of or accept short notice of the holding of such meeting.

7.13. **Effective Date:** This By-law shall come into force upon a date to be determined by the board of directors.

7.14. **Repeal of Existing By-Laws:** Upon this By-law 1 becoming effective, all previous by-laws of the Corporation shall be repealed without prejudice to any action taken thereunder.

MADE by the directors this 8th day of December 1994.

CONFIRMED by the shareholders this 20th day of January, 1995.